Digital Recorders, Inc.
Corporate Administration 5949 Sherry Lane, Suite 1050 Dallas, Texas 75225 Phone: (214) 378-8992 Fax: (214) 378-8437 www.digrec.com
PRESS RELEASE
Company Contact:
Veronica B. Marks
Manager, Corporate Communications
Digital Recorders, Inc.
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: veronicam@digrec.com
For Immediate Release
DIGITAL RECORDERS, INC. ANNOUNCES
$1.6 MILLION TERM NOTE
DALLAS, May 3, 2006 — Digital Recorders, Inc. (DRI) (NASDAQ: TBUS), a technology leader in transportation, law enforcement, and security digital communications systems, announced today it has entered into an additional financing agreement with Laurus Master Fund, Ltd. (Laurus) to obtain a $1.6 million, 12-month term note (term note) to be used for general corporate purposes.
“Our relationship with Laurus is very important to our strategic focus on achieving profitability and growth. We anticipate that Laurus will play a beneficial role in execution of our strategic and operating plans. The 10 percent fixed interest rate is coupled with significantly above-market warrant participation. Additionally, demonstrating their positive view of the relationship with DRI, Laurus has agreed to a 12-month lock up on trading of the warrants issued with this term note, as well as on warrants previously issued in connection with to the Company’s establishment of our existing borrowing base facility with Laurus,” David L. Turney, the Company’s Chairman, Chief Executive Officer, and President, said.
The interest-only term note has a one-year maturity and an end-of-term principal repayment premium of 10 percent. The Company granted Laurus warrants to acquire, at any time during a seven-year period, a total of 80,000 shares of the Company’s common stock at an exercise price of $2.00 per share. The underlying common stock is subject to filing of a registration statement within 120 days. Fees and expenses related to the term note totaled $80,000, netting the Company approximately $1.5 million in additional working capital.
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ABOUT LAURUS MASTER FUND, LTD.
Laurus is a New York-based financial institution that makes direct investments in U.S. listed small- and micro-cap companies. Its vision is to lead the transformation of financial resources into growing profitable businesses in the small and micro cap universe. Since inception, Laurus has funded numerous public companies across many different industries. For more information, please visit www.laurusfunds.com.
ABOUT THE COMPANY
Digital Recorders, Inc. is a technology leader in transportation, law enforcement, and security digital communications systems using proprietary hardware and software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies’ surveillance capabilities. Our transportation communications products — TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems — enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.
FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements about the expected registration timelines and shares to be included in such, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties risks that registration statements might be delayed, as well as other risks and uncertainties set forth in our Annual Report on 10-K filed Monday, April 17, 2006, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.
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